PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR ITS
THIRD QUARTER ENDED SEPTEMBER 30, 2013

Fort Lauderdale, Florida
October 25, 2013

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) today announced its results for its third quarter ended September 30, 2013. For the quarter ended September 30, 2013, net income attributable to SEACOR Holdings Inc. was $30.3 million, or $1.36 per diluted share. For the nine months ended September 30, 2013, net income attributable to SEACOR Holdings Inc. was $38.7 million, or $1.92 per diluted share.
For the preceding quarter ended June 30, 2013, the Company reported net income attributable to SEACOR Holdings Inc. of $19.3 million, or $0.91 per diluted share. A comparison of results for the quarter ended September 30, 2013 with the preceding quarter ended June 30, 2013 is included in "Highlights for the Quarter" discussion below.
For the quarter ended September 30, 2012, net income attributable to SEACOR Holdings Inc. from continuing operations was $9.8 million, or $0.47 per diluted share. For the nine months ended September 30, 2012, net income attributable to SEACOR Holdings Inc. from continuing operations was $37.6 million, or $1.80 per diluted share. For the quarter and nine months ended September 30, 2012, net income attributable to SEACOR Holdings Inc. from continuing and discontinued operations was $16.1 million, or $0.78 per diluted share, and $63.8 million, or $3.06 per diluted share, respectively.
Highlights for the Quarter
Offshore Marine Services - Operating income was $45.8 million on operating revenues of $156.2 million compared with operating income of $18.3 million on operating revenues of $138.7 million in the preceding quarter.
In the U.S. Gulf of Mexico, operating revenues were $9.0 million higher in the third quarter. Time charter revenues for the Company’s liftboat fleet were $7.1 million higher primarily due to the seasonal upturn in activity levels. Time charter revenues for the Company’s anchor handling towing supply vessels were $2.8 million higher primarily due to improved average day rates attributable to a modest increase in rig moving activity, partially offset by a decrease in utilization. Time charter revenues were $1.3 million lower for other vessel classes primarily due to an increase in drydocking activity and vessel dispositions. Utilization was 75.9% compared with 78.6% in the preceding quarter and average day rates increased from $15,267 per day to $19,060 per day. As of September 30, 2013, the Company had no vessels cold-stacked in the U.S. Gulf of Mexico.
In international regions, operating revenues were $8.5 million higher in the third quarter. In Asia, time charter revenues were $4.0 million higher primarily due to the incremental contribution of a term contract in Sakhalin which commenced in June 2013. In West Africa, time charter revenues were $2.4 million higher primarily due to a decrease in out-of-service time for drydocking. Excluding windfarm utility vessels, utilization was 88.7% compared with 85.0% in the preceding quarter and average day rates increased from $12,177 per day to $13,211 per day.
Operating expenses were $2.5 million lower in the third quarter. During the third quarter, drydocking costs were $9.0 million compared with $14.8 million in the preceding quarter. The number of out-of-service days attributable to drydockings was 635 days compared with 994 days in the preceding quarter. During the third quarter, personnel costs were $5.2 million higher primarily due to the recognition of a $2.7 million charge for the Company’s share of a funding deficit arising from the March 2012 actuarial valuation of the United Kingdom Merchant Navy Officers’

Pension Fund and an increase in compensation primarily related to operational requirements in other geographic regions.

In the third quarter, the total number of days available for charter for the Company's fleet, excluding wind farm utility vessels, decreased by 265 days, or 2% primarily due to net fleet dispositions.  Overall utilization, excluding wind farm utility vessels, increased from 82.0% to 83.0% and overall average day rates, excluding wind farm utility vessels, increased by 15% from $13,588 per day to $15,677 per day. Time charter operating data by vessel class is presented in the table included herein.

During the third quarter, the Company sold six offshore support vessels and other equipment for net proceeds of $42.2 and gains of $15.3 million. During the preceding quarter, the Company sold six offshore support vessels and other equipment for net proceeds of $14.7 and gains of $7.9 million.

During the preceding quarter, the Company acquired a 100% controlling interest in its C-Lift joint venture through the acquisition of its partner's 50% interest and recognized a $4.2 million gain, net of tax, included in equity in earnings of 50% or less owned companies upon marking its investment to fair value.

Inland River Services - Operating income was $4.8 million on operating revenues of $52.7 million compared with operating income of $5.5 million on operating revenues of $47.4 million in the preceding quarter. Third quarter results included $0.8 million of gains on asset dispositions compared with $4.3 million in gains in the preceding quarter. Excluding gains on asset dispositions, operating results were $2.4 million higher primarily due to improved utilization in the dry cargo barge pool upon commencement of the harvest season. Operating results in the liquid unit tow operations improved by $0.6 million primarily due to lower repair and maintenance costs associated with regulatory inspections.
Shipping Services - Operating income was $10.1 million on operating revenues of $48.2 million compared with operating income of $4.6 million on operating revenues of $48.1 million in the preceding quarter. Operating results for petroleum transportation were $5.2 million higher in the third quarter primarily due to fewer days out-of-service for drydocking and lower drydocking expenses. Operating results for harbor towing and bunkering were $1.5 million higher in the third quarter primarily due to $3.2 million of gains on asset dispositions and lower administrative and general expenses, partially offset by an increase in out-of-service time for drydocking and higher drydocking expenses. Operating results for short-sea and liner transportation were $1.5 million lower primarily due to a seasonal reduction in cargo shipping demand and higher repair and maintenance and drydocking expenses. Equity in losses of 50% or less owned companies in the third quarter included $0.6 million of losses, net of tax, in the Company's very large gas carrier joint venture primarily due to out-of-service time for drydocking and drydocking expenses and $1.0 million of losses, net of tax, in the Company’s Jones Act liner transportation joint venture.  Equity in losses of 50% or less owned companies in the second quarter was primarily attributable to $0.5 million of losses, net of tax, in the Company’s Jones Act liner transportation joint venture.
Ethanol and Industrial Alcohol - Ethanol and Industrial Alcohol reported a segment loss of $0.6 million on operating revenues of $52.6 million compared with a segment profit of $0.5 million on operating revenues of $61.4 million in the preceding quarter. The reduction in segment profit was primarily due to a plant shutdown for planned maintenance during the quarter.
Capital Commitments - As of September 30, 2013, the Company's unfunded capital commitments were $366.5 million and included: 15 offshore support vessels for $100.6 million; two inland river tank barges for $1.7 million; five inland river towboats for $6.3 million; two U.S.-flag product tankers for $250.5 million; and other equipment and improvements for $7.4 million. Of these commitments, $25.0 million is payable during the remainder of 2013, $300.5 million is payable during 2014-2015, and $41.0 million is payable during 2016-2017. Subsequent to September 30, 2013, the Company committed to purchase two offshore support vessels and one inland river towboat for a total of $39.2 million.
As of September 30, 2013, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and Title XI reserve funds totaling $608.3 million.
* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, inland river and shipping. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating Revenues	$336,784	$338,855	$919,411	$945,929
Costs and Expenses:
Operating	239,540	254,005	680,566	706,969
Administrative and general	31,463	39,509	101,826	110,801
Depreciation and amortization	33,503	34,347	100,834	97,269
	304,506	327,861	883,226	915,039
Gains on Asset Dispositions and Impairments, Net	19,230	9,064	33,550	16,183
Operating Income	51,508	20,058	69,735	47,073
Other Income (Expense):
Interest income	4,280	3,890	10,665	13,925
Interest expense	(10,520)	(10,076)	(31,282)	(30,075)
Debt extinguishment losses, net	—	—	—	(160)
Marketable security gains (losses), net	(1,149)	(1,730)	9,403	13,224
Derivative losses, net	(303)	(2,030)	(3,235)	(2,434)
Foreign currency gains (losses), net	2,230	1,028	(2,697)	1,665
Other, net	477	7,098	675	7,457
	(4,985)	(1,820)	(16,471)	3,602
Income from Continuing Operations Before Income Tax Expense and Equity in Earnings (Losses) of 50% or Less Owned Companies	46,523	18,238	53,264	50,675
Income Tax Expense	15,984	7,702	21,306	20,412
Income from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	30,539	10,536	31,958	30,263
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	230	(1,297)	7,071	6,659
Income from Continuing Operations	30,769	9,239	39,029	36,922
Income (Loss) from Discontinued Operations, Net of Tax	—	6,265	(211)	26,254
Net Income	30,769	15,504	38,818	63,176
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	478	(598)	130	(663)
Net Income attributable to SEACOR Holdings Inc.	$30,291	$16,102	$38,688	$63,839

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$30,291	$9,837	$38,799	$37,585
Discontinued operations	—	6,265	(111)	26,254
	$30,291	$16,102	$38,688	$63,839
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$1.52	$0.48	$1.96	$1.83
Discontinued operations	—	0.31	(0.01)	1.28
	$1.52	$0.79	$1.95	$3.11
Diluted Earnings Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$1.36	$0.47	$1.92	$1.80
Discontinued operations	—	0.31	—	1.26
	$1.36	$0.78	$1.92	$3.06
Weighted Average Common Shares Outstanding:
Basic	19,964,695	20,432,997	19,843,778	20,512,118
Diluted	24,601,584	20,740,456	20,198,449	20,838,468

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Operating Revenues	$336,784	$315,563	$267,064	$362,368	$338,855
Costs and Expenses:
Operating	239,540	240,113	200,913	270,500	254,005
Administrative and general	31,463	34,718	35,645	55,942	39,509
Depreciation and amortization	33,503	33,783	33,548	34,398	34,347
	304,506	308,614	270,106	360,840	327,861
Gains on Asset Dispositions and Impairments, Net	19,230	12,305	2,015	7,804	9,064
Operating Income (Loss)	51,508	19,254	(1,027)	9,332	20,058
Other Income (Expense):
Interest income	4,280	3,218	3,167	3,435	3,890
Interest expense	(10,520)	(7,922)	(12,840)	(7,816)	(10,076)
Marketable security gains (losses), net	(1,149)	6,557	3,995	(333)	(1,730)
Derivative losses, net	(303)	(825)	(2,107)	(378)	(2,030)
Foreign currency gains (losses), net	2,230	(916)	(4,011)	(34)	1,028
Other, net	477	195	3	(309)	7,098
	(4,985)	307	(11,793)	(5,435)	(1,820)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	46,523	19,561	(12,820)	3,897	18,238
Income Tax Expense (Benefit)	15,984	7,975	(2,653)	3,769	7,702
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	30,539	11,586	(10,167)	128	10,536
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	230	7,710	(869)	(12,423)	(1,297)
Income (Loss) from Continuing Operations	30,769	19,296	(11,036)	(12,295)	9,239
Income (Loss) from Discontinued Operations, Net of Tax	—	—	(211)	9,578	6,265
Net Income (Loss)	30,769	19,296	(11,247)	(2,717)	15,504
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	478	25	(373)	(93)	(598)
Net Income (Loss) attributable to SEACOR Holdings Inc.	$30,291	$19,271	$(10,874)	$(2,624)	$16,102

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$30,291	$19,271	$(10,763)	$(12,242)	$9,837
Discontinued operations	—	—	(111)	9,618	6,265
	$30,291	$19,271	$(10,874)	$(2,624)	$16,102
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$1.52	$0.97	$(0.55)	$(0.61)	$0.48
Discontinued operations	—	—	—	0.48	0.31
	$1.52	$0.97	$(0.55)	$(0.13)	$0.79
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$1.36	$0.91	$(0.55)	$(0.61)	$0.47
Discontinued operations	—	—	—	0.48	0.31
	$1.36	$0.91	$(0.55)	$(0.13)	$0.78
Weighted Average Common Shares of Outstanding:
Basic	19,965	19,825	19,739	20,173	20,433
Diluted	24,602	24,392	19,739	20,173	20,740
Common Shares Outstanding at Period End	20,332	20,184	20,106	19,888	20,851
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$—	$—	$—	$5.00	$—

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Offshore Marine Services
Operating Revenues	$156,198	$138,678	$124,016	$141,133	$134,322
Costs and Expenses:
Operating	95,113	97,581	90,031	91,414	88,842
Administrative and general	14,132	14,235	14,827	19,456	14,795
Depreciation and amortization	16,470	16,460	16,287	16,750	16,051
	125,715	128,276	121,145	127,620	119,688
Gains on Asset Dispositions	15,343	7,895	2,339	5,822	6,585
Operating Income	45,826	18,297	5,210	19,335	21,219
Other Income (Expense):
Derivative gains (losses), net	32	175	150	(243)	—
Foreign currency gains (losses), net	1,937	(833)	(3,264)	(409)	717
Other, net	—	11	—	(9)	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,527	7,694	1,313	1,146	1,238
Segment Profit	$49,322	$25,344	$3,409	$19,820	$23,174

OIBDA(1)	$62,296	$34,757	$21,497	$36,085	$37,270
Drydocking expenditures (included in operating costs and expenses)	$9,017	$14,804	$11,225	$7,261	$4,343
Out-of-service days for drydockings	635	994	645	323	315

Inland River Services
Operating Revenues	$52,742	$47,357	$50,077	$66,476	$53,293
Costs and Expenses:
Operating	38,473	35,193	36,389	47,630	38,320
Administrative and general	3,431	3,921	4,024	4,689	3,480
Depreciation and amortization	6,869	7,078	7,084	6,684	7,335
	48,773	46,192	47,497	59,003	49,135
Gains on Asset Dispositions	783	4,296	697	1,378	3,503
Operating Income	4,752	5,461	3,277	8,851	7,661
Other Income (Expense):
Foreign currency gains (losses), net	(89)	219	(137)	144	33
Other, net	—	—	—	(1)	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	80	1	(2,387)	(1,772)	(2,227)
Segment Profit	$4,743	$5,681	$753	$7,222	$5,467

OIBDA(1)	$11,621	$12,539	$10,361	$15,535	$14,996

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Shipping Services
Operating Revenues	$48,200	$48,103	$46,476	$46,322	$45,157
Costs and Expenses:
Operating	28,215	29,554	26,614	28,250	28,089
Administrative and general	5,133	6,124	5,177	5,614	6,567
Depreciation and amortization	7,841	7,907	7,797	7,880	7,776
	41,189	43,585	39,588	41,744	42,432
Gains (Losses) on Asset Dispositions and Impairments, Net	3,104	114	(3,069)	1,123	145
Operating Income	10,115	4,632	3,819	5,701	2,870
Other Income (Expense):
Foreign currency gains (losses), net	6	(8)	(7)	(11)	8
Other, net	540	188	14	20	7,145
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,413)	(403)	(1,505)	(2,606)	(551)
Segment Profit	$9,248	$4,409	$2,321	$3,104	$9,472

OIBDA(1)	$17,956	$12,539	$11,616	$13,581	$10,646
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$664	$2,884	$74	$2,137	$—
Out-of-service days for drydockings of U.S.-flag product tankers	5	34	1	27	—

Ethanol and Industrial Alcohol
Operating Revenues	$52,580	$61,378	$32,849	$42,280	$47,813
Costs and Expenses:
Operating	52,390	59,402	34,045	43,364	45,472
Administrative and general	428	477	661	516	545
Depreciation and amortization	1,489	1,489	1,489	1,549	1,578
	54,307	61,368	36,195	45,429	47,595
Operating Income (Loss)	(1,727)	10	(3,346)	(3,149)	218
Other Income (Expense):
Derivative gains (losses), net	1,129	473	39	900	(1,035)
Segment Profit (Loss)	$(598)	$483	$(3,307)	$(2,249)	$(817)

OIBDA(1)	$(238)	$1,499	$(1,857)	$(1,600)	$1,796

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Other
Operating Revenues	$27,881	$20,652	$14,324	$68,394	$58,336
Costs and Expenses:
Operating	26,141	18,960	14,488	62,027	53,287
Administrative and general	1,429	1,323	1,656	7,492	5,635
Depreciation and amortization	92	96	99	721	753
	27,662	20,379	16,243	70,240	59,675
Gains (Losses) on Asset Dispositions and Impairments, Net	—	—	1,907	(363)	(1,169)
Operating Income (Loss)	219	273	(12)	(2,209)	(2,508)
Other Income (Expense):
Derivative gains (losses), net	(380)	(450)	842	649	(838)
Foreign currency gains (losses), net	15	(169)	(167)	12	(25)
Other, net	(3)	—	54	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	36	418	1,710	(9,191)	243
Segment Profit (Loss)	$(113)	$72	$2,427	$(10,739)	$(3,128)

OIBDA(1)	$311	$369	$87	$(1,488)	$(1,755)

Corporate and Eliminations
Operating Revenues	$(817)	$(605)	$(678)	$(2,237)	$(66)
Costs and Expenses:
Operating	(792)	(577)	(654)	(2,185)	(5)
Administrative and general	6,910	8,638	9,300	18,175	8,487
Depreciation and amortization	742	753	792	814	854
	6,860	8,814	9,438	16,804	9,336
Gains (Losses) on Asset Dispositions	—	—	141	(156)	—
Operating Loss	$(7,677)	$(9,419)	$(9,975)	$(19,197)	$(9,402)
Other Income (Expense):
Derivative losses, net	$(1,084)	$(1,023)	$(3,138)	$(1,684)	$(157)
Foreign currency gains (losses), net	361	(125)	(436)	230	295
Other, net	(60)	(4)	(65)	(319)	(47)
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission.  The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company's executive officers and other shore-based employees; (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions; and (iv) to assess the Company's ability to service existing fixed charges and incur additional indebtedness.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$332,767	$394,783	$312,977	$248,204	$198,068
Restricted cash	20,893	16,776	27,129	28,285	191,782
Marketable securities	25,660	27,264	22,568	21,668	22,134
Receivables:
Trade, net of allowance for doubtful accounts	211,853	188,128	172,889	224,944	216,861
Other	39,774	37,204	41,139	45,334	61,486
Inventories	25,442	22,955	31,966	25,787	22,356
Deferred income taxes	3,530	3,530	3,530	3,530	9,007
Prepaid expenses and other	10,746	11,715	8,834	12,719	14,256
Discontinued operations	—	—	384	108,153	175,836
Total current assets	670,665	702,355	621,416	718,624	911,786
Property and Equipment:
Historical cost	2,208,315	2,212,929	2,186,892	2,238,383	2,220,488
Accumulated depreciation	(835,604)	(806,672)	(785,765)	(763,803)	(745,503)
	1,372,711	1,406,257	1,401,127	1,474,580	1,474,985
Construction in progress	129,481	133,985	113,381	110,296	150,520
Net property and equipment	1,502,192	1,540,242	1,514,508	1,584,876	1,625,505
Investments, at Equity, and Advances to 50% or Less Owned Companies	365,891	293,793	299,778	272,535	230,834
Construction Reserve Funds & Title XI Reserve Funds	229,021	150,375	194,477	195,629	179,932
Goodwill	17,978	17,978	17,978	17,978	56,702
Intangible Assets, Net	13,583	14,594	15,754	15,305	19,931
Other Assets	52,394	48,996	51,576	55,123	63,235
Discontinued Operations	—	—	—	840,724	829,311
	$2,851,724	$2,768,333	$2,715,487	$3,700,794	$3,917,236

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$26,973	$25,109	$15,435	$21,920	$193,539
Current portion of capital lease obligations	11	10	2,711	2,900	4,442
Accounts payable and accrued expenses	73,063	73,185	69,008	107,892	101,455
Other current liabilities	114,663	112,310	109,300	93,093	120,500
Discontinued operations	—	—	300	39,836	76,726
Total current liabilities	214,710	210,614	196,754	265,641	496,662
Long-Term Debt	675,206	674,444	655,384	655,309	592,314
Capital Lease Obligations	22	24	36	59	87
Deferred Income Taxes	437,436	421,623	422,719	426,027	452,482
Deferred Gains and Other Liabilities	133,503	115,078	116,572	120,342	112,661
Discontinued Operations	—	—	2,599	490,741	379,546
Total liabilities	1,460,877	1,421,783	1,394,064	1,958,119	2,033,752
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	372	370	369	367	366
Additional paid-in capital	1,358,273	1,347,909	1,340,875	1,330,324	1,277,751
Retained earnings	1,096,988	1,066,697	1,047,426	1,473,509	1,576,518
Shares held in treasury, at cost	(1,088,219)	(1,089,061)	(1,089,064)	(1,088,560)	(997,541)
Accumulated other comprehensive loss, net of tax	(1,809)	(4,243)	(4,321)	(1,986)	(3,604)
	1,365,605	1,321,672	1,295,285	1,713,654	1,853,490
Noncontrolling interests in subsidiaries	25,242	24,878	26,138	29,021	29,994
Total equity	1,390,847	1,346,550	1,321,423	1,742,675	1,883,484
	$2,851,724	$2,768,333	$2,715,487	$3,700,794	$3,917,236

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Offshore Marine Services
Anchor handling towing supply	18	18	19	19	19
Crew	43	45	47	47	48
Mini-supply	8	8	9	9	9
Standby safety	25	25	25	25	25
Supply	26	26	26	26	25
Towing supply	3	3	3	3	3
Liftboats	15	17	20	20	20
Specialty	12	12	11	10	9
Wind farm utility	33	32	31	30	30
	183	186	191	189	188

Inland River Services
Inland river dry-cargo barges	1,409	1,413	1,434	1,444	1,444
Inland river liquid tank barges	75	75	80	81	80
Inland river deck barges	20	20	20	20	20
Inland river towboats	31	31	31	31	31
Dry-cargo vessel	1	1	1	1	1
	1,536	1,540	1,566	1,577	1,576

Shipping Services (1)
U.S.-flag:
Product tankers	7	7	7	7	7
RORO/deck barges	7	7	7	7	7
Dry bulk articulated tug-barge	1	1	1	1	1
Harbor tugs	24	24	22	22	23
Ocean liquid tank barges	5	5	5	5	5
Foreign-flag:
Harbor tugs	4	4	4	4	4
Very large gas carriers	3	—	—	—	—
Short Sea Container/RORO	7	8	7	7	7
	58	56	53	53	54
______________________

(1)	For each of the periods presented, the Company provided technical management services for two additional vessels.

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Rates Per Day Worked:
Anchor handling towing supply	$29,008	$23,635	$26,683	$25,059	$22,794
Crew	8,553	7,719	7,664	7,231	7,267
Mini-supply	8,048	7,721	7,666	7,664	7,735
Standby safety	9,922	9,621	9,642	10,001	9,806
Supply	17,541	16,864	14,915	16,599	16,567
Towing supply	10,970	9,156	9,349	9,573	8,265
Specialty	37,121	24,822	12,950	20,635	26,195
Liftboats	25,001	22,062	18,573	20,673	19,830
Overall Average Rates Per Day Worked (excluding wind farm utility)	15,677	13,588	12,878	13,306	12,718
Wind farm utility	2,315	2,302	2,142	2,653	2,882
Overall Average Rates Per Day Worked	12,454	11,010	10,657	11,160	10,552

Utilization:
Anchor handling towing supply	75%	74%	74%	63%	57%
Crew	88%	90%	91%	91%	94%
Mini-supply	96%	97%	74%	85%	88%
Standby safety	88%	86%	88%	87%	89%
Supply	75%	83%	72%	87%	77%
Towing supply	83%	79%	100%	94%	54%
Specialty	58%	54%	25%	57%	59%
Liftboats	82%	69%	64%	80%	82%
Overall Fleet Utilization (excluding wind farm utility)	83%	82%	79%	83%	82%
Wind farm utility	95%	93%	82%	88%	96%
Overall Fleet Utilization	86%	84%	79%	84%	85%

Available Days:
Anchor handling towing supply	1,564	1,547	1,530	1,632	1,564
Crew	2,844	3,057	3,060	3,220	3,233
Mini-supply	552	565	630	644	644
Standby safety	2,208	2,184	2,160	2,208	2,208
Supply	1,564	1,538	1,581	1,656	1,631
Towing supply	184	182	180	184	184
Specialty	327	364	360	329	276
Liftboats	1,543	1,614	1,620	1,656	1,656
Overall Fleet Available Days (excluding wind farm utility)	10,786	11,051	11,121	11,529	11,396
Wind farm utility	2,978	2,889	2,790	2,760	2,760
Overall Fleet Available Days	13,764	13,940	13,911	14,289	14,156